UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023 (September 14, 2023)

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Inducement Agreement

On September 14 and 15, 2023, Allarity Therapeutics, Inc. (“we,” “our,” or the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with two holders (each, a “Holder”) of our existing warrants issued on April 21, 2023 (the “April 2023 Warrants”), and/or on July 10, 2023 (the “July 2023 Warrants,” and together with the April 2023 Warrants, the “Existing Warrants”).

Pursuant to the Inducement Letter, the Company reduced the exercise price for the Existing Warrants to $1.00, which represented the closing price of the Company’s common stock as reported on The Nasdaq Stock Market on September 14, 2023 (“Reduced Warrant Exercise Price”). In addition, pursuant to the Inducement Letter, those Holders who commit to exercise for cash their Existing Warrants will receive an additional warrant (“New Warrant”) to purchase a number of shares of common stock at the Reduced Warrant Exercise Price equal to two times the number of shares of common stock exercised under the Existing Warrants. The two Holders have agreed to purchase up to an aggregate of 2,538,889 shares of our common stock at the Reduced Warrant Exercise Price under the Existing Warrants in consideration of our agreement to issue New Warrants, as described below, to purchase up to an aggregate of 5,077,778 shares of our common stock (the “New Warrant Shares”) at the Reduced Warrant Exercise Price. We anticipate receiving aggregate gross proceeds of up to approximately $2,538,889 from the exercise of the Existing Warrants by the Holders before deducting financial advisory fees and other expenses payable by us.

Finally, under the Inducement Letter, all holders of the Existing Warrants will have the right to exercise their Existing Warrants at the Reduced Warrant Exercise Price until the Existing Warrants’ respective expiration date. Only the two Holders, however, who signed the Inducement Letter will receive the New Warrants.

We engaged A.G.P./Alliance Global Partners (“A.G.P.”) to provide exclusive financial services in connection with the transactions summarized above and have agreed to pay A.G.P. a financial advisory fee equal to 7.0% of the aggregate gross proceeds received from the Holder’s exercise of their Existing Warrants. In addition, we have also agreed to reimburse A.G.P. for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $50,000. The issuance of the New Warrants is expected to occur on September 18, 2023 (the “Closing Date”), subject to satisfaction of customary closing conditions. We expect to use the net proceeds from these transactions for general corporate purposes.

The shares of our common stock underlying the April 2023 Warrants have been registered pursuant to an existing registration statement on Form S-1, as amended (File No. 333-270514), declared effective by the Securities and Exchange Commission (the “SEC”) on April 18, 2023, and the shares of our common stock underlying the July 2023 Warrants have been registered pursuant to an existing registration statement on Form S-1, as amended (File No. 333-272469), declared effective by the SEC on July 5, 2023.

We also agreed to file a registration statement on Form S-3 (or other appropriate form if we are not then Form S-3 eligible) providing for the resale of the New Warrant Shares issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), on or before October 15, 2023, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 90 days following the date of the issuance of the New Warrant and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

We also granted liquidated damages to the Holders in the event that we fail to (i) provide current public information required under Rule 144(c) (a “Public Information Failure”) or (ii) obtain Stockholder Approval, if required, as defined in the letter agreement (a “Stockholder Approval Failure”), and the Holders are unable to sell their New Warrant Shares. In either event, or both events, we will be required to pay the Holders an amount in cash equal to one and one-half percent (1.5%) of the aggregate exercise price of the New Warrants held by the Holder on the day of a Public Information Failure and/or Stockholder Approval Failure and on every thirtieth (30th) day (pro rated for periods totalling less than thirty days) thereafter until the Public Information Failure and Stockholder Approval Failure is cured.

Waiver by 3i, LP

In connection with the Inducement Letter and the transactions contemplated therein, the Company and 3i, LP entered into a limited waiver agreement (the “Waiver”) pursuant to which 3i, LP will allow the filing of the Resale Registration Statement not otherwise permitted under certain agreements with 3i., LP. In consideration of entering in the Waiver, the Company agreed to amend the “Conversion Price” of the Series A Convertible Preferred Stock to equal the Reduced Warrant Exercise Price as soon as practicable.

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $1.00 per share. The New Warrants will be immediately exercisable at any time on or after the Stockholder Approval Date (as defined in the New Warrants), or if it is determined that such Stockholder Approval (as defined in the New Warrants) is not required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to issuance the New Warrant and the New Warrant Shares six months after the Issued Date of September 14, 2023, and on or prior to 5:00 p.m. (New York City time) on the fifth (5th) year and six months anniversary of the Stockholder Approval Date, or if it is determined that such Stockholder Approval is not required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to issuance the New Warrant and the New Warrant Shares, the Issue Date of September 14, 2023. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting our common stock and the exercise price.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to us.

Cashless Exercise

If after the six month anniversary of the Initial Exercise Date a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Trading Market

There is no established trading market for the New Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the New Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the New Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of New Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, in the event of a fundamental transaction, as described in the New Warrants, each of the holders of the New Warrants will have the right to exercise its New Warrant and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of shares of the Company’s Common Stock issuable upon the exercise of its New Warrant. Additionally, in the event of a fundamental transaction within the Company’s control, as described in the New Warrants, each holder of the New Warrants will have the right to require the Company to repurchase the unexercised portion of its New Warrant at its fair value using a variant of the Black Scholes option pricing formula. In the event of a fundamental transaction that is not within the Company’s control, each holder of the New Warrants will have the right to require the Company or a successor entity to redeem the unexercised portion of its New Warrant for the same consideration paid to the holders of the Company’s Common Stock in the fundamental transaction at the unexercised New Warrant’s fair value using a variant of the Black Scholes option pricing formula.

Waivers and Amendments

The New Warrants may be modified or amended or the provisions of the New Warrants waived with ours and the holder’s written consent.

The forms of the New Warrants, Inducement Letter and Waiver are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the terms of the New Warrants, Inducement Letter and Waiver are not intended to be complete and are qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by us which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

We issued the New Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Regulation D issued thereunder. Neither the issuance of the New Warrants nor the New Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy our securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
10.2	Limited Waiver between the Company and 3i, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer

Dated: September 15, 2023

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